                                   EXHIBIT 10.10

GUARANTOR SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is dated as of March 5, 2010 between PNC BANK, NATIONAL ASSOCIATION, having an office at 340 Madison Avenue, New York, New York 10173, as agent for Lenders (as defined herein) (“Secured Party”) and ABD CANADA HOLDINGS, INC., a Delaware corporation, having its principal place of business at 10 Glenville Street, Greenwich, CT 06831 (“Company”).

BACKGROUND

Presstek, Inc. (“PI” and together with each other Person which becomes a borrower under the Loan Agreement (as defined herein), collectively, “Debtor”) has entered into that certain Revolving Credit and Security Agreement dated as of the date hereof with Secured Party and the other financial institutions named therein or which hereafter become a party thereto (each a “Lender” and collectively, “Lenders”) and Secured Party as agent for Lenders (as amended, supplemented, restated or modified from time to time, the “Loan Agreement”).  Pursuant to the terms of the Loan Agreement, Lenders and Secured Party have agreed to make certain extensions of credit available to the Debtor.  Lenders and Secured Party are willing to make such extensions of credit available to the Debtor only upon the condition, among others, that Company execute and deliver its Guaranty of the obligations of the Debtor to Lenders and Secured Party and that Company secure its Guaranty by executing and delivering this Agreement to Secured Party.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1. A.           General Definitions.  When used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey.

“Collateral” shall mean and include:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Investment Property;

(f) all Subsidiary Stock;

(g) all of Company’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Company’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Company from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of Company’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by Company, all real and personal property of third parties in which Company has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which Company has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Company;

(h) all of Company’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Company or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g) of this Paragraph; and

(i) all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Company shall not be deemed to have granted a security interest in (i) more than 65% of the voting Equity Interests of any Subsidiary (other than Presstek Europe Limited) formed in any jurisdiction outside of the United States of America, regardless of whether certificates representing a greater percentage may be delivered to the Secured Party (ii) any of Company’s rights or interests in or under any license, contract, permit, instrument, security or franchise to which Company is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, instrument, security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, instrument, security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law), and (iii) any money, cash or cash equivalents (and any bank accounts, deposit accounts and securities accounts containing such monies, cash or investment property), pledged to secure third party workers compensation liabilities of Company.

“Company” shall have the meaning set forth in the introductory paragraph hereof and shall extend to all permitted successors and assigns of Company.

“Customer” means and includes the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Company, pursuant to which Company is to deliver any personal property or perform any services.

“Default” means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Environmental Complaint” means any notice of violation, request for information or notification that Company is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Company’s interest therein.

“Equipment” shall mean and include as to Company all of Company’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Event of Default” means the occurrence of any of the events set forth in Section 12 hereof.

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time.

“General Intangibles” shall mean and include as to Company all of Company’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Company to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Guaranty” means the Guaranty dated as of the date hereof which is executed by Company in favor of Secured Party and Lenders, as amended, modified, supplemented or restated from time to time.

“Hazardous Discharge” means any release or threat of release of a reportable quantity of any hazardous substances on Company’s property.

“Inventory” shall mean and include as to Company all of Company’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Company’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” means shall have the meaning set forth in the UCC, and shall mean and include as to Company all of Company’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Loans” means all extensions of credit under the Loan Agreement.

“Loan Agreement” shall have the meaning set forth in the Background paragraph hereof.

“Obligations” means and includes all Loans, all “Obligations” (as defined in the Guaranty) of Company to Secured Party and Lenders under the Guaranty, all advances, debts, liabilities, obligations, covenants and duties owing by Company to Secured Party and Lenders (or any Person that directly or indirectly controls or is controlled by or is under common control with Secured Party or any Lender) of every kind and description (whether or not evidenced by the Guaranty, any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, all payments Company is required to make by law or otherwise arising under or as a result of this Agreement, together with all reasonable out-of-pocket expenses and reasonable attorneys’ fees chargeable to Debtor’s account or incurred by Secured Party and/or any Lender in connection herewith whether provided for herein or in any other agreement, instrument or document executed by or on behalf of Company or delivered to Secured Party or any Lender relating to this Agreement or the transactions contemplated hereby.

“Permitted Encumbrances” shall mean (a) liens in favor of Secured Party for the benefit of Secured Party and Lenders; (b) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by the Company; provided, that, the lien shall have no effect on the priority of the liens in favor of Secured Party or the value of the assets in which Secured Party has such a lien and a stay of enforcement of any such lien shall be in effect; (c) liens disclosed in the financial statements referred to in Section 5.5 of the Loan Agreement, the existence of which Secured Party has consented to in writing; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (f) liens arising by virtue of the rendition, entry or issuance against the Company, or any property of the Company, of any judgment, writ, order, or decree for so long as each such lien (a) is in existence for less than 30 consecutive days after it first arises or is being Properly Contested (as defined in the Loan Agreement ) and (b) is at all times junior in priority to any liens in favor of Secured Party; (g) mechanics’, workers’, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by the Company; (h) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Company and (y) the aggregate amount of Indebtedness (as defined in the Loan Agreement) secured by such liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6 of the Loan Agreement; and (i) liens disclosed on Schedule 1(A) hereto.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Receivables” shall mean and include as to Company all of Company’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Company by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Company arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Secured Party hereunder.

“Secured Party” shall have the meaning set forth in the introductory paragraph hereof and shall include its successors and assigns.

“Subsidiary” of any Person means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“UCC” means the Uniform Commercial Code as adopted in the State of New York as amended or revised from time to time, and any successor statute.

B.           Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

C.           Other Terms.  All other terms used in this Agreement and defined in the UCC shall have the meaning given therein unless otherwise defined herein.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

2. Security Interest.

(a) To secure the prompt payment and performance to Secured Party and each Lender of the Obligations, Company hereby assigns, pledges and grants to Secured Party for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Company shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Secured Party’s security interest and shall cause its financial statements to reflect such security interest.  Company shall promptly provide Secured Party with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, Company shall be deemed to hereby grant to Secured Party a security interest and lien in and to such commercial tort claims and all proceeds thereof.

(b) Company shall take all action that may be necessary, or that Secured Party may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Secured Party’s security interest in the Collateral or to enable Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all liens other than Permitted Encumbrances, (ii) taking commercially reasonable efforts to obtain landlords’ or mortgagees’ lien waivers, (iii) delivering to Secured Party, endorsed or accompanied by such instruments of assignment as Secured Party may specify, and stamping or marking, in such manner as Secured Party may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Secured Party, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, perfection, maintenance or continuation of Secured Party’s security interest under the Uniform Commercial Code or other applicable law.  By its signature hereto, Company hereby authorizes Secured Party to file against Company, one or more financing continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Secured Party (which statements may have a description of collateral which is broader than that set forth herein).  All charges, expenses and fees Secured Party may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid to Secured Party promptly upon demand.

3. Representations Concerning the Collateral.  Company represents and warrants:

(a) its Collateral (i) is owned solely by Company free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Secured Party’s favor and (B) Permitted Encumbrances and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

(b)  (i) all Receivables (x) represent complete bona fide transactions with Customers in the ordinary course of Company’s business which require no further act under any circumstances on Company’s part to make such Receivables payable by the Customers, (y) to the best of Company’s knowledge, are not subject to any present, future or contingent offsets, disputes or counterclaims, and (z) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of Company, (ii) to the best of Company’s knowledge, there are no facts, events or occurrences which in any way impair the validity of any Receivable or enforcement thereof or tend to reduce the amount payable under any Receivables and (iii) Company has no knowledge that any Customer is unable generally to pay its debts as they become due.

(c) all Inventory is of good and merchantable quality, free from any defects.  No Inventory is subject to any licensing, patent, royalty, trademark, tradename or copyright agreements with any third parties.  The completion of manufacture, sale or other disposition of Inventory by Secured Party following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Company is a party or to which such property is subject.

4. Covenants Concerning the Collateral.  Company covenants that from and after the date of this Agreement and until the Obligations are paid in full in cash it shall:

(a) not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, (ii) the disposition or transfer of obsolete surplus, scrap and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $200,000 (inclusive of amounts disposed of by PI), and (iii) transfers and dispositions in respect of obsolete intellectual property assets;

(b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Company’s other assets to anyone other than Secured Party, except for Permitted Encumbrances;

(c) place notations upon Company’s books of account and any financial statement prepared by Company to disclose Secured Party’s security interest in the Collateral;

(d) defend the Collateral against the claims and demands of third parties.

(e) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  Company shall not permit any such items to become a fixture to real estate or accessions to other personal property other than when such real estate or other personal property is owned by Company, PI or any of their Subsidiaries and Secured Party has a first priority lien or security interest in such real estate or other personal property;

(f) not extend the payment terms of any material amount of Receivables without prompt notice thereof to Secured Party; and

(g) perform all other steps reasonably requested by Secured Party to create and maintain in Secured Party’s favor a valid perfected first priority security interest in all Collateral.

5. Collection and Maintenance of Collateral and Records.  Company shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Secured Party may at any time verify Company’s Receivables utilizing an audit control company or any other agent of Secured Party.  Secured Party or Secured Party’s designee may notify Customers at any time following the occurrence and during the continuance of an Event of Default, at Secured Party’s reasonable discretion, of Secured Party’s security interest in Receivables (contracts, instruments, or chattel paper as the case may be), collect them directly from the Customers or parties to contracts, instruments and chattel paper and charge the collection costs and expenses to the applicable Company’s account, but, unless and until Secured Party does so or gives Company other instructions, Company shall collect all Receivables for Secured Party, receive all payments thereon for Secured Party’s benefit in trust as Secured Party’s trustee and immediately deliver them to Secured Party in their original form with all necessary endorsements or, as directed by Secured Party, deposit such payments as directed by Secured Party.  Company shall provide Secured Party, as requested by Secured Party, such schedules, documents and/or information regarding the Collateral as Secured Party may require.

6. Inspections.  At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Company’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Company’s business (in each case, other than such privileged communications with legal counsel).  Agent, any Lender and their agents may enter upon any premises of Company at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Company’s business and performing appraisals of Company’s Inventory, at Company’s sole cost and expense, which appraisal shall be performed one time during any year; provided, however, if a Default or Event of Default has occurred and is continuing such appraisal shall be performed as often as Agent in its sole discretion may request.  The Company shall be provided with reasonable notice of any of the foregoing, provided, that no such notice shall be required at any time that an Event of Default has occurred and is continuing.

7. Additional Representations, Warranties and Covenants.  Company represents, warrants, and covenants that:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified and in good standing in every other state or jurisdiction in which the nature of Company’s business or the ownership of its assets requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect (as defined in the Loan Agreement).

(b) the execution, delivery and performance of this Agreement (i) has been duly authorized, (ii) is not in contravention of Company’s certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Company is a party or by which Company is bound and (iii) is within Company’s corporate powers.

(c) this Agreement is Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditor’s rights generally.

(d) it keeps and will continue to keep all of its books and records concerning the Collateral at Company’s chief executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Secured Party at least thirty (30) days prior written notice and taking all actions deemed by the Secured Party necessary to continuously protect and perfect Secured Party’s liens upon the Collateral; and the Collateral is not stored or located at any locations other than as set forth on Schedule 7(d).

(e) (i)           the operation of Company’s business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(ii) Company will establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable environmental laws, which system shall include periodic reviews of such compliance;

(iii) Company shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance;

(iv) Company shall defend and indemnify the Secured Party and hold the Secured Party harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by the Secured Party under or on account of any environmental laws.

(f) there is no pending or threatened litigation, actions or proceeding which could reasonably be expected to cause a Material Adverse Effect.

(g) it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it unless same are not delinquent or same constitute Permitted Encumbrances.

(h) it will promptly inform Secured Party in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Company’s properties, assets or business, which could reasonably be expected to singly or in the aggregate, have a Material Adverse Effect; (ii) any amendment of Company’s certificate of incorporation or by-laws; (iii) any change in Company’s business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or could reasonably be expected to have a Material Adverse Effect on Company; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Company is a party or by which Company or any of Company’s properties may be bound which would have a Material Adverse Effect; (vi) any change in the location of Company’s chief executive offices; (vii) any change in the location of Company’s Inventory or Equipment from the locations listed on Schedule 7(d) attached hereto, (viii) any additional licenses, patents, copyrights, trademarks, tradenames or corporate names; (ix) any material delay in Company’s performance of any of its obligations to any Customer and of any assertion of any material claims, offsets or counterclaims by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; (x) any material adverse information obtained by Company relating to the financial condition of any Customer; and (xi) any material return of goods.

(i) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.  At its own cost and expense in amounts and with carriers acceptable to Secured Party, it or the Debtor shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Company’s including, without limitation, public and product liability insurance, worker’s compensation, insurance against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees and business interruption insurance; and (ii) furnish Secured Party with (x) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least ten (10) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Secured Party, naming Secured Party as loss payee and providing that as to Secured Party the insurance coverage shall not be impaired or invalidated by any act or neglect of Company and the insurer will provide Secured Party with at least thirty (30) days notice prior to cancellation.  Debtor shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Secured Party and not to Debtor or Company and Secured Party jointly.  If any insurance losses are paid by check, draft or other instrument payable to Debtor and/or Company and Secured Party jointly, Secured Party may endorse Company’s name thereon and do such other things as Secured Party may deem advisable to reduce the same to cash.  Upon the occurrence and continuation of a Default or Event of Default and the exercise by Agent of remedies under Article XI of the Loan Agreement, Secured Party is hereby authorized to adjust and compromise claims under the insurance coverage referred to herein.  All loss recoveries received by Secured Party upon any such insurance may be applied to the Obligations, in such order as Secured Party in its sole discretion shall determine.  Any surplus shall be paid by Secured Party to Company or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Company to Secured Party, on demand.

(j) any time and from time to time, upon the written request of Secured Party and at the sole expense of the Debtor and Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted.

(k) it will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than Company’s indebtedness to Secured Party and as set forth on Schedule 7(k) attached hereto and made a part hereof; (ii) directly or indirectly, prepay any indebtedness (other than to Secured Party), or repurchase, redeem, retire or otherwise acquire any indebtedness of Company; (iv) make advances, loans or extensions of credit to any Person; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement, except that Company may form a new Subsidiary so long as such new Subsidiary joins the Loan Agreement as a Borrower or becomes a Guarantor of the “Obligations” (as defined in the Loan Agreement); (viii) materially change the nature of the business in which it is presently engaged; (ix) enter into any transaction with any Affiliate, except in ordinary course on arms-length terms; (xi) bill Receivables under any name except its present name; or (xii) substantially change the nature of its business in which it is presently engaged.

8. Power of Attorney.  Company hereby irrevocably appoints Secured Party or any other Person whom Secured Party may designate as Company’s attorney-in-fact, with full power and authority in place and stead of Company and in the name of Company or in its own name to:  (i) endorse Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession; (ii) sign Company’s name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through United States Customs; (v) do all things necessary to carry out this Agreement and all related documents; (vi) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (vii) notify the post office authorities to change the address for delivery of Company’s mail to an address designated by Secured Party, and to receive, open and dispose of all mail addressed to Company; provided, however, such power shall not be exercised with respect to clauses (i), (ii) and (iv) through (vii) unless an Event of Default has occurred and is continuing.  Company hereby ratifies and approves all acts of the attorney.  The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Neither Secured Party nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.  This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Secured Party or in which Secured Party has a security interest remains unpaid and until the Obligations are paid in full in cash.

9. Expenses.  Debtor shall pay all of Secured Party’s out-of-pocket costs and expenses, including without limitation fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement.  Debtor shall also pay all of Secured Party’s reasonable out-of-pocket costs and expenses, including without limitation fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement, (b) Secured Party’s obtaining performance of Company’s obligations under this Agreement, including, but not limited to, the enforcement or defense of Secured Party’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (d) any consultations in connection with any of the foregoing.  All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Debtor to Secured Party shall be payable promptly following demand and shall be secured by the Collateral.

10. Assignment By Secured Party and Lenders.  Secured Party and Lenders may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Secured Party’s and Lenders’ rights with respect thereto.  Upon such transfer, Secured Party and Lenders shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.

11. Waivers.  Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.

12. Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) the occurrence of an Event of Default under the Loan Agreement.

(b) failure by Company to make payment of any of its Obligations when required hereunder or under the Guaranty.

(c) failure to perform under and/or committing any breach of this Agreement or the Guaranty or any other agreement between Company, Secured Party and/or any Lender, except that the failure to perform any term, provision, condition or covenant similar to those terms, provisions, conditions or covenants described in Section 10.5(ii) of the Loan Agreement shall constitute an Event of Default hereunder only if such failure is not cured within thirty (30) days after receipt of notice by the Secured Party of such failure.

(d) a default by Company in the payment, when due, of any principal of or interest on any indebtedness for money borrowed other than such a default that could not reasonably be expected to have a Material Adverse Effect.

(e) occurrence of a default under any agreement to which Company is a party with third parties which has a Material Adverse Effect.

(f) any representation, warranty or statement made by Company hereunder, in the Guaranty, or in any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect.

(g) an attachment or levy is made upon Company’s assets having an aggregate value in excess of $25,000, or a judgment is rendered against Company or any of Company’s property involving a liability of more than $25,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within forty (40) days from the entry thereof; provided, however, if any such judgment is rendered against the Company and PI jointly, no Event of Default shall be deemed to have occurred under this subclause (g) unless such judgment is rendered against the Company and PI for an aggregate amount in excess of $250,000.

(h) any lien created hereunder for any reason ceases to be or is not a valid and perfected lien having a first priority interest (other than any Permitted Encumbrances which by operation of law would take priority over Agent’s liens in the subject Collateral, it being understood that the lien described in clause (b) of the definition of Permitted Encumbrances may not take priority over the Secured Party’s liens and still constitute a Permitted Encumbrance).

(i) if Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

(j) Company shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business.

(k) [RESERVED].

(l) if Company attempts to terminate, challenges the validity of, or challenges its liability under, the Guaranty.

13. Remedies.  Upon the occurrence and during the continuation of any Event of Default, Secured Party shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case Secured Party may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations).  Until all Obligations have been fully satisfied in cash, Secured Party shall retain its security interest in all Collateral.  Secured Party shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC and under other applicable law, and all other legal and equitable rights to which Secured Party may be entitled, including without limitation, the right to take immediate possession of the Collateral and to require Company to assemble the Collateral, at Debtor’s expense, and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties and to enter any of the premises of Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Company, Company agrees not to charge Secured Party for storage thereof).  Further, Secured Party may, at any time or times after the occurrence and during the continuance of an Event of Default, sell and deliver all Collateral held by or for Secured Party in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party, in Secured Party’s sole discretion, deems advisable or Secured Party may otherwise recover upon the Collateral in any commercially reasonable manner as Secured Party, in its sole discretion, deems advisable.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Debtor at Debtor’s address as shown in Secured Party’s records, at least ten (10) days before the time of the event of which notice is being given.  Secured Party may be the purchaser at any sale, if it is public.  Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party.  Secured Party shall have no obligation to Company to maintain or preserve the rights of Company as against third parties with respect to Collateral while Collateral is in the possession of Secured Party.  Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies with respect to such appointment without prior notice or hearing.  In connection with the exercise of the foregoing remedies, Secured Party is granted permission to use all of Company’s (a) trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The proceeds realized from the sale of any Collateral shall be applied as follows:  first, to the costs, expenses and attorneys’ fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and deliver of the Collateral; second, to the payment of the Obligations in such order as Secured Party elects.  If any deficiency shall arise, Company shall remain liable to Secured Party therefor.

14. Waiver; Cumulative Remedies.  Failure by Secured Party to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Company and Secured Party or delay by Secured Party in exercising the same, will not operate as a waiver; no waiver by Secured Party will be effective unless it is in writing and then only to the extent specifically stated.  Secured Party’s rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Secured Party may have.

15. Notices.  Any notice or request hereunder may be given to Company or to Secured Party at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 15.  Any notice, request, demand, direction or other communication (for purposes of this Section 15 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15) in accordance with this Section 15.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.  Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 15; and

(g) If given by any other means (including by overnight courier), when actually received.

If to Secured Party:	PNC Bank, National Association
340 Madison Avenue
New York, New York 10173
Attention: Christopher Gauch
Telephone: 212-752-6368
Telecopy: 212-303-0060

with a copy to:	Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: Steven J. Seif, Esq.
Telephone: (212) 478-7200
Telecopy: (212) 478-7400

If to Company:	ABD Canada Holdings, Inc.
c/o Presstek, Inc.
10 Glenville Street
Greenwich, Connecticut 06831
Attention: James R. Van Horn
Telephone: (203) 769-8032
Facsimile: (203) 769-8099

with an additional copy to:	McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, Illinois 60606
Attention: Michael L. Boykins, Esq.
Telephone: (312) 984-7599
Facsimile: (312) 984-7700

16. Governing Law and Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SECURED PARTY SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UCC.  COMPANY AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR, AT SECURED PARTY’S OPTION, IN ANY OTHER COURTS LOCATED IN THE STATE OF NEW YORK OR ELSEWHERE AS SECURED PARTY MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND COMPANY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.  COMPANY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON COMPANY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO COMPANY C/O DEBTOR AT DEBTOR’S ADDRESS APPEARING ON SECURED PARTY’S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN COMPANY AND SECURED PARTY, AND COMPANY WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY SECURED PARTY WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

17. Limitation of Liability.  Company acknowledges and understands that in order to assure repayment of the Obligations, Secured Party may be required to exercise any and all of Secured Party’s rights and remedies hereunder and agrees that neither Secured Party nor any of Secured Party’s agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

18. Entire Understanding.  This Agreement contains the entire understanding between Company and Secured Party and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Company and Secured Party.  Neither this Agreement, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

19. Severability.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

20. Captions.  All captions are and shall be without substantive meaning or content of any kind whatsoever.

21. Marshaling.  Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Company hereby irrevocably waives the benefits of all such laws.

22. Counterparts; Telecopied Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission or electronic “pdf” transmission shall be deemed to be an original signature hereto.

23. Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ABD CANADA HOLDINGS, INC.

By: /S/ James Van Horn
Name: James Van Horn
Title: Secretary

PNC BANK, NATIONAL ASSOCIATION, as Agent

By: /S/ Thomas J. Lorenz
Name: Thomas J. Lorenz
Title: Senior Vice President

AGREED TO FOR PURPOSES OF
SECTIONS 9 AND 13 TO THIS
AGREEMENT

PRESSTEK, INC.

By: /S/ James Van Horn
Name: James Van Horn
Title: Vice President and Secretary

SCHEDULES

Schedule 1(A)
Permitted Encumbrances

•	None.

Schedule 1(A) -

Schedule 7(d)
Collateral Locations

•	The Company does not maintain any Inventory, but books and records are stored in the care of Presstek, Inc. at the following location: 10 Glenville Street, Greenwich, CT 06831.

Schedule 7(d) -

Schedule 7(k)
Permitted Indebtedness

•	None.

Schedule 7(k) -